SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 24, 2002
(Date of Report)
Date of earliest event reported: September 13, 2002

Intuit Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)

2535 Garcia Avenue
Mountain View, California 94043
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:
(650) 944-6000

ITEM 5. OTHER EVENTS.
SIGNATURES

ITEM 5. OTHER EVENTS.

Completed Acquisition of Blue Ocean Software, Inc.

On August 14, 2002, Intuit Inc. (“Intuit”) announced that it had signed a definitive agreement to acquire Blue Ocean Software, Inc. (“Blue Ocean”), a leading provider software solutions that help businesses manage their information technology resources and assets. The transaction closed on September 13, 2002.

Intuit acquired all outstanding shares of Blue Ocean’s stock for approximately $177 million in cash.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2002	INTUIT INC.

	By:	/s/ RAYMOND G. STERN

Raymond G. Stern Senior Vice President, Corporate Development and Strategy

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